Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated June 27, 2008 and May 8, 2009 as to Note 2(x) and Note 22, relating to the consolidated financial statements as of December 31, 2007 and for the two years then ended and the retrospective adjustments to the consolidated financial statements as of December 31, 2007 and for the two years then ended of Mindray Medical International Limited (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the change in reporting currency and change in measurement of segment profit or loss) appearing in the Annual Report on Form 20-F of Mindray Medical International Limited for the year ended December 31, 2008, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Deloitte Touche Tohmatsu CPA Ltd.
Deloitte Touche Tohmatsu CPA Ltd.
Shenzhen, China
March 3, 2010